Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

a.Registration Statements (Forms S-8 No. 333-175859 and No. 333-216752) of Belden Inc. pertaining to the 2011 Long-Term Performance Incentive Plan,

a.Registration Statement (Form S-8 No. 333-239153) of Belden Inc. pertaining to the satisfaction of 401(k) plan matches with Belden Inc. stock,

a.Registration Statement (Form S-8 No. 333-256542) of Belden Inc. pertaining to the 2021 Long Term Incentive Plan, and

a.Registration Statement (Form S-8 No. 333-256545) of Belden Inc. pertaining to the 2021 Employee Stock Purchase Plan;

of our reports dated February 13, 2024, with respect to the consolidated financial statements and schedule of Belden Inc., and the effectiveness of internal control over financial reporting of Belden Inc., included in this Annual Report (Form 10-K) of Belden Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

St. Louis, Missouri
February 13, 2024